UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SKYWARD SPECIALTY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1957288
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 600 Houston, TX	77024-4284
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-268326

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Amendment No. 1 amends the Registration Statement on Form 8-A filed by Skyward Specialty Insurance Group, Inc. (the “Company”) with the Securities and Exchange Commission on January 12, 2023. This Amendment No. 1 is being filed to amend the name of the exchange on which each class is to be registered to The Nasdaq Stock Market LLC.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.01 per share, of Skyward Specialty Insurance Group, Inc. (the “Registrant”) under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-268326), as initially filed with the Securities and Exchange Commission on November 14, 2022, including exhibits, and as may be subsequently amended (the “Registration Statement”), is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 12, 2023	SKYWARD SPECIALTY INSURANCE GROUP, INC.

	By:	/s/ Andrew Robinson
Andrew Robinson
Chief Executive Officer